Exhibit 99.1

Larimar Therapeutics Reports First Quarter 2021 Operating and Financial Results

- Topline data from placebo-controlled Phase 1 program in Friedreich’s ataxia patients to be announced tomorrow, May 11, 2021- Management to discuss during webcast and conference call at 8 a.m. ET

- Cash and investments of $81.4 million as of March 31, 2021

Bala Cynwyd, PA, May 10, 2021 – Larimar Therapeutics, Inc. (“Larimar”) (Nasdaq: LRMR), a clinical-stage biotechnology company focused on developing treatments for complex rare diseases, today reported its first quarter 2021 operating and financial results.

“Our Phase 1 program in Friedreich’s ataxia (FA) made strong progress over the past few months and we will be announcing topline data from the program tomorrow,” said Carole Ben-Maimon, MD, President and Chief Executive Officer of Larimar. “In addition to safety and tolerability findings, the upcoming announcement will include pharmacodynamic data assessing frataxin levels in buccal cells, skin, and platelets. These data provide important insights that we expect will inform CTI-1601’s further development, as FA is caused by patients’ inability to produce sufficient amounts of frataxin and CTI-1601 is the only drug candidate that we are aware of in clinical development that is designed to address the root cause of the disease by delivering this crucial protein to patients.”

First Quarter 2021 Highlights

•	Completed dosing in its double-blind, placebo controlled, multiple ascending dose (MAD) clinical trial evaluating CTI-1601 in Friedreich’s ataxia (FA) patients.

Upcoming and Anticipated 2021 Milestones

•	Announce topline data from placebo-controlled, Phase 1 program in FA patients on May 11, 2021

•	Initiate Jive open-label extension clinical trial: expected in 2H 2021

•	Initiate Multiple Ascending Dose (MAD) trial in patients under 18 years of age: expected in 2H 2021

First Quarter 2021 Financial Results

As of March 31, 2021, the Company had cash, cash equivalents, and marketable debt securities totaling $81.4 million.

The Company reported a net loss for the first quarter of 2021 of $12.1 million, or $0.76 per share, compared to a net loss of $6.7 million, or $1.10 per share, for the first quarter of 2020.

Research and development expenses for the first quarter of 2021 were $9.0 million compared to $5.0 million for the first quarter of 2020. The increase in research and development expenses compared to the prior year period was primarily driven by higher clinical supply manufacturing costs, an increase in clinical trial costs, an increase in personnel related costs due to headcount additions in our research and development functions, an increase in stock compensation expense associated with stock option grants made in 2020 and Q1 2021 and increases in non-clinical study costs.

General and administrative expenses for the first quarter of 2021 were $3.1 million, compared to $1.7 million for the first quarter of 2020. The increase in general and administrative expenses as compared to the prior year period was primarily driven by an increase in personnel related costs due to increased headcount, and an increase in stock-based compensation associated with stock option grants made in 2020 and in the first quarter of 2021, an increase in professional fees primarily associated with insurance costs, recruiting services, legal and consulting fees as a result of operating as a public company, partially offset by a decrease in accounting and audit costs related to additional years under audit in the first quarter 2020.

Conference Call and Webcast

Larimar will host a conference call and webcast tomorrow, May 11, 2021 at 8:00 a.m. ET to discuss topline data from its placebo-controlled Phase 1 program in FA patients. To access the webcast, please visit this link to the event. To participate by phone please dial 855-327-6837 (domestic) or 631-891-4304 (international) and refer to conference ID 10014696. Following the live event, the archived webcast will be available for 90 days.

About Larimar Therapeutics

Larimar Therapeutics, Inc. (Nasdaq: LRMR), is a clinical-stage biotechnology company focused on developing treatments for complex rare diseases. The company’s lead compound, CTI-1601, is currently being evaluated in a Phase 1 clinical program in the U.S. as a potential treatment for FA. Larimar also plans to use its intracellular delivery platform to design other fusion proteins to target additional rare diseases characterized by deficiencies in intracellular bioactive compounds. For more information, please visit: https://larimartx.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on Larimar’s management’s beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including but not limited to statements regarding Larimar’s ability to develop and commercialize CTI-1601 and other planned product candidates, Larimar’s planned research and development efforts, and other matters regarding Larimar’s business strategies, use of capital, results of operations and financial position, and plans and objectives for future operations.

In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors include, among others, the success, cost and timing of Larimar’s product development activities, studies and clinical trials, including CTI-1601 clinical milestones; the impact of the COVID-19 pandemic on Larimar’s clinical trial, manufacturing, regulatory and nonclinical study timelines, ability to raise additional capital and general economic conditions; Larimar’s ability to optimize and scale CTI-1601’s manufacturing process; Larimar’s ability to obtain regulatory approval for CTI-1601 and future product candidates; Larimar’s ability to develop sales and marketing capabilities, whether alone or with potential future collaborators, and to successfully commercialize any approved product candidates; Larimar’s ability to raise the necessary capital to conduct its product development activities; and other risks described in the filings made by the Company with the Securities and

Exchange Commission (SEC), including but not limited to Larimar’s periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the SEC and available at www.sec.gov. These forward-looking statements are based on a combination of facts and factors currently known by Larimar and its projections of the future, about which it cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent views as of the date hereof. Larimar undertakes no obligation to update any forward-looking statements for any reason, except as required by law.

Investor Contact:	Company Contact:
Joyce Allaire	Michael Celano
LifeSci Advisors	Chief Financial Officer
jallaire@lifesciadvisors.com	mcelano@larimartx.com
(212) 915-2569	(484) 414-2715

LARIMAR THERAPEUTICS, INC.

Consolidated Balance Sheets

(Unaudited)

	March 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$62,193	$68,148
Marketable debt securities	19,245	24,490
Prepaid expenses and other current assets	4,689	5,314

Total current assets	86,127	97,952
Property and equipment, net	998	1,040
Operating lease right-of-use assets	3,805	3,936
Restricted cash	1,339	1,339
Other assets	750	419

Total assets	$93,019	$104,686

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,230	$2,634
Accrued expenses	4,611	5,843
Operating lease liabilities, current	534	515

Total current liabilities	8,375	8,992
Operating lease liabilities	5,860	6,002

Total liabilities	14,235	14,994

Commitments and contingencies
Stockholders’ equity:
Preferred stock; $0.001 par value per share; 5,000,000 shares authorized as of March 31, 2021 and December 31, 2020; no shares issued and outstanding as of March 31, 2021 and December 31, 2020	—	—
Common stock, $0.001 par value per share; 115,000,000 shares authorized as of March 31, 2021 and December 31, 2020; 15,367,730 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	15	15
Additional paid-in capital	156,470	155,290
Accumulated deficit	(77,702)	(65,614)
Accumulated other comprehensive loss	1	1

Total stockholders’ equity	78,784	89,692

Total liabilities and stockholders’ equity	$93,019	$104,686

Larimar Therapeutics, Inc.

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Quarter Ended March 31
	2021	2020
Operating expenses:
Research and development	$8,974	$5,007
General and administrative	3,132	1,667

Total operating expenses	12,106	6,674

Loss from operations	(12,106)	(6,674)
Other income, net	18	—

Net loss	$(12,088)	$(6,674)

Net loss per share, basic and diluted	$(0.76)	$(1.10)

Weighted average common shares outstanding, basic and diluted	15,996,133	6,091,250